EXHIBIT 99



FOR IMMEDIATE RELEASE:
               UNION PACIFIC ANNOUNCES SECOND QUARTER RESULTS
Omaha, Nebraska, July 22, 1999 -- Union Pacific Corporation today reported that its Railroad subsidiary has made continued progress in increasing revenue and controlling costs. The Corporation reported net income of $194 million, or $.77 per diluted share, in the second quarter. This includes $8 million, or $.03 per diluted share, in one-time after tax expenses associated with implementation of the Southern Pacific merger. Union Pacific reported a net loss from continuing operations of $154 million, or $.63 per diluted share, in the second quarter of 1998, which included one-time after-tax merger expenses of $11 million, or $.04 per diluted share.
         Union Pacific Railroad and other operations reported operating income of $426 million in the second quarter of 1999 compared to an operating loss of $147 million for the same period in 1998. Commodity revenues were up 8 percent, while operating expenses decreased 17 percent. All commodity groups enjoyed revenue gains - particularly strong were Agricultural Products and Autos, which both increased 13 percent, and Intermodal and Energy, which improved 12 percent and 9 percent, respectively. An increase in volume and revenue combined with a decrease in costs -- notably salaries and benefits and rent expenses -- improved the operating ratio to 83.0. This compares to 106.2 in the second quarter of 1998, which reflected customer claims accruals and other service-related costs.


         Overnite Transportation reported second quarter operating income of $15 million compared to $13 million in the second quarter of 1998. Revenues rose 4 percent to $273 million from $262 million in 1998. Overnite's operating ratio improved to 94.5 percent.
         For the first half of 1999, the Corporation reported operating income of $803 million and net income of $323 million compared to an operating loss of $106 million and a net loss from continuing operations of $216 million for the same period in 1998.
         "Our game plan is working," said Dick Davidson, Chairman and Chief Executive Officer. "By returning to the basics of quality railroading, we've been able to increase revenues, reduce failure costs and achieve merger benefits. We've come a long way from a year ago, but we are continuing our efforts to reduce costs and improve quality of service to satisfy our customers and shareholders.

         Second quarter and first half income statements are attached. Media inquiries should be directed to John Bromley at Union Pacific Railroad,
(402) 271-3475.



         (This press release and related materials contain forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements may include, without limitation, statements that we do not expect that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or other matters will have a material adverse effect on our consolidated financial condition, results of operations or liquidity and other similar expressions concerning matters that are not historical facts, and projections or predictions as to our financial or operational results. Forward-looking information is based on information available at this time and is subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements. Important factors that could cause such differences include, but are not limited to, industry competition and performance and legislative and/or regulatory developments; natural events such as floods and earthquakes; the effects of adverse general economic conditions; changes in fuel prices; the effects of labor stoppages; the impact of the year 2000 systems problems; and the ultimate outcome of shipper claims related to congestion, environmental investigations or proceedings and other types of claims and litigations. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.)





                            UNION PACIFIC CORPORATION
                        STATEMENT OF CONSOLIDATED INCOME
                       For the Three Months Ended June 30
                 (Dollars in Millions, Except Per Share Amounts)
                                   (Unaudited)


                                              1999         1998       Pct Chg
                                              ----         ----       -------
Operating Revenue                            $2,773       $2,623       +    6
Operating Expense - a)                        2,332        2,762       -   16
                                             ------       ------
Operating Income                                441         (139)           F
Other Income - Net                               24           54       -   56
Interest Expense                               (184)        (177)      +    4
                                             ------       ------
Income (Loss) Before Income Taxes               281         (262)           F
Income Tax (Expense) Benefit                    (87)         108            U
                                             ------       ------
Income (Loss) From Continuing Operations        194         (154)           F
Loss From Discontinued Operations - b)            -         (262)           F
                                             ------       ------
Net Income (Loss)                            $  194       $ (416)           F
                                             ======       ======
Basic Earnings (Loss) Per Share:
Income (Loss) From Continuing Operations     $ 0.79       $(0.63)           F

Diluted Earnings (Loss) Per Share:
Income (Loss) From Continuing Operations     $ 0.77       $(0.63)           F
Loss From Discontinued Operations                 -        (1.06)           F
                                             ------       ------
Net Income (Loss)                            $ 0.77       $(1.69)           F
                                             ======       ======

Average Basic Shares Outstanding (MM)         246.5        246.0

Average Diluted Shares Outstanding (MM) - c)  270.6        246.0

a) Includes one-time merger expenses of $13 million pre-tax ($8 million after-tax or $.03 per diluted share) in 1999, $17 million pre-tax ($11 million after-tax or $.04 per share) in 1998. Merger expenses include severance, relocation and certain other costs related to Union Pacific employees affected by the merger. Also includes $5 million of Overnite goodwill amortization in 1998.

b) Represents a provision for the expected loss from the proposed sale of Overnite.

c) 1998 excludes 23.2 million anti-dilutive common stock equivalents.



                            UNION PACIFIC CORPORATION
                        STATEMENT OF CONSOLIDATED INCOME
                        For the Six Months Ended June 30
                 (Dollars in Millions, Except Per Share Amounts)
                                   (Unaudited)


                                              1999         1998       Pct Chg
                                              ----         ----       -------
Operating Revenue                            $5,513       $5,209       +   6
Operating Expense - a)                        4,710        5,315       -  11
                                             ------       ------
Operating Income                                803         (106)          F
Other Income - Net                               49           77       -  36
Interest Expense                               (370)        (338)      +   9
                                             ------       ------
Income (Loss) Before Income Taxes               482         (367)          F
Income Tax (Expense) Benefit                   (159)         151           U
                                             ------       ------
Income (Loss) From Continuing Operations        323         (216)          F
Loss From Discontinued Operations - b)            -         (262)          F
                                             ------       ------
Net Income (Loss)                            $  323       $ (478)          F
                                             ======       ======
Basic Earnings (Loss) Per Share:
Income (Loss) From Continuing Operations     $ 1.31       $(0.88)          F

Diluted Earnings (Loss) Per Share:
Income (Loss) From Continuing Operations     $ 1.31       $(0.88)          F
Loss From Discontinued Operations                 -        (1.06)          F
                                             ------       ------
Net Income (Loss)                            $ 1.31       $(1.94)          F
                                             ======       ======
Average Basic Shares Outstanding (MM)         246.4        246.0

Average Diluted Shares Outstanding (MM) - c)  247.7        246.0



a) Includes one-time merger expenses of $28 million pre-tax ($17 million after-tax or $.07 per diluted share) in 1999, $46 million pre-tax ($29 million after-tax or $.12 per share) in 1998. Merger expenses include severance, relocation and certain other costs related to Union Pacific employees affected by the merger. Also includes $10 million of Overnite goodwill amortization in 1998.

b) Represents a provision for the expected loss from the proposed sale of Overnite.

c) 1999 excludes 21.8 million anti-dilutive common stock equivalents, and 1998 excludes 12.5 million anti-dilutive common stock equivalents.